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                                                                      EXHIBIT 21


                         STANDARD AUTOMOTIVE CORPORATION
                              LIST OF SUBSIDIARIES

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Name                                                                               Jurisdiction of organization
----                                                                               ----------------------------
Airborne Gear & Mach. Ltd. ...................................................     Canada
Ajax Manufacturing Company ...................................................     New Jersey
Atelier D'Usinage Arell Ltee [Arell Machining Ltd.] ..........................     Quebec
Barclay Investments, Inc. ....................................................     New Jersey
Cabore Resources, Inc. .......................................................     Delaware
Clayfort Industries, Inc. ....................................................     Delaware
CPS Enterprises, Inc. ........................................................     Missouri
CPS Trailer Co. ..............................................................     Missouri
Critical Components Corporation ..............................................     Delaware
Denore Resources S.R.L. de C.V. ..............................................     Mexico
Gendow Consulting Services Ltd. ..............................................     Canada
Haile Industries, Inc. .......................................................     Delaware
Kylan Industries, Inc. .......................................................     Delaware
Mecox Resources S.A. de C.V. .................................................     Mexico
Noray Resources, Inc. ........................................................     Delaware
PGI Acquisition Inc. .........................................................     Delaware
R & S Truck Body Company, Inc. ...............................................     Kentucky
Ranor, Inc. ..................................................................     Delaware
The Providence Group Inc. ....................................................     Delaware
Wyner Resources, Inc. ........................................................     Delaware
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